LEE FINANCIAL MUTUAL FUND, INC.
CODE OF ETHICS
ATTACHMENT A
Effective:  July 27, 2000
Amended:  January 9, 2015
List of Access Persons
Clayton Chow – Director
Lynden Keala – Director
Stuart Marlowe - Director
Karen Nakamura – Director
Kim Scoggins – Director
Terrence Lee – President and CEO, Interested Director
Louis D'Avanzo - Portfolio Manager
Christina Morneau-Dyas – Administration
Nora Foley – Treasurer and Chief Compliance Officer
Teresa Johnson – Director of Institutional Marketing
Christine Iha – Administration
Jandi Iha - Administration
Stephanie Kuwaye – Administration
Lugene Lee – Secretary
Summer Lee – Wealth Manager
Kathy Lum – VP Institutional, Senior Wealth Manager
Barry Magaoay – VP Wealth Strategist, Senior Wealth Manager
Lee Ann Matsuda – VP Operations
Charlotte Meyer – Director of Finance
Paul Seto – Senior Analyst
Charlotte Teruya – Wealth Manager

List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Terrence Lee – President and CEO, Director
Paul Seto – Senior Analyst

Review Officer
Nora Foley – Chief Compliance Officer

Alternate Review Officer
Terrence Lee – President and CEO, Interested Director